INVESTOR UPDATE Third Quarter 2024

Forward Looking Statement This presentation contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to First Merchants’ goals, intentions and expectations; statements regarding the First Merchants’ business plan and growth strategies; statements regarding the asset quality of First Merchants’ loan and investment portfolios; and estimates of First Merchants’ risks and future costs and benefits. These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the effects of a pandemic or other unforeseeable event; the ability of First Merchants to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like First Merchants’ affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity (including the ability to grow and maintain core deposits and retain large, uninsured deposits), credit and interest rate risks associated with the First Merchants’ business; and other risks and factors identified in each of First Merchants’ filings with the Securities and Exchange Commission. First Merchants undertakes no obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this presentation or press release. In addition, the company’s past results of operations do not necessarily indicate its anticipated future results. NON-GAAP FINANCIAL MEASURES These slides contain non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, First Merchants Corporation has provided reconciliations within the slides, as necessary, of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

Executive Management Team 3 Mark Hardwick Chief Executive Officer Mark K. Hardwick currently serves as the Chief Executive Officer of First Merchants Corporation and First Merchants Bank. Mark joined First Merchants in November of 1997 as Corporate Controller and was promoted to Chief Financial Officer in April of 2002. In 2016, Mark’s title expanded to include Chief Operating Officer, overseeing the leadership responsibilities for finance, operations, technology, risk, legal, and facilities for the corporation. Prior to joining First Merchants Corporation, Mark served as a senior accountant with BKD, LLP in Indianapolis. Mark is a graduate of Ball State University with a Master of Business Administration and Bachelor’s degree in Accounting. He is also a certified public accountant and a graduate of the Stonier School of Banking. FMB: 26 Yrs Banking: 26 Yrs FMB: 9 Yrs Banking: 21 Yrs Michele Kawiecki Chief Financial Officer Michele Kawiecki currently serves as Executive Vice President and Chief Financial Officer for First Merchants Corporation and First Merchants Bank. Michele joined First Merchants in 2015 as Director of Finance. Prior to joining First Merchants, Michele spent 12 years with UMB Financial Corporation in Kansas City, Missouri having served as Senior Vice President of Capital Management and Assistant Treasurer; Director of Corporate Development and the Enterprise Project Management Office; and Chief Risk Officer. Prior to UMB, she worked for PriceWaterhouseCoopers LLP as an Audit Manager. Michele earned both a Master of Science in Accounting and an Executive Master of Business Administration from the University of Missouri-Kansas City and a Bachelor’s degree in Accounting from Dakota Wesleyan University. FMB: 16 Yrs Banking: 36 Yrs Mike Stewart President Mike Stewart currently serves as President for First Merchants Corporation and First Merchants Bank overseeing the Commercial, Private Wealth, and Consumer Lines of Business for the Bank. Mike joined the bank in 2008 as Chief Banking Officer. Prior to joining First Merchants, Mike spent 18 years with National City Bank in various commercial sales and credit roles. Mike has a Master of Business Administration from Butler University and a Bachelor’s degree in Finance from Millikin University. FMB: 16 Yrs Banking: 34 Yrs John Martin Chief Credit Officer John Martin currently serves as Executive Vice President and Chief Credit Officer of First Merchants Corporation overseeing the Commercial, Small Business and Consumer Credit functions, as well as Bank Operations and the Mortgage Line of Business. Prior to joining First Merchants, John spent 18 years with National City Bank in various sales and senior credit roles. John is a graduate of Indiana University where he earned a Bachelor of Arts in Economics. He also holds a Master of Business Administration in Finance from Case Western Reserve University.

First Merchants Corporation (NASDAQ: FRME) Financial Highlights as of 9/30/2024 $18.3 Billion $12.7 Billion $14.4 Billion $5.6 Billion Assets Under Advisement* Total Assets Total Loans Total Deposits TCE/TA: YTD Return on TCE YTD ROAA: Dividend Yield: Price / Tangible Book: Price / LTM EPS: 0.99% 8.76% 12.64% 3.71% 1.40x 12.3x Market Cap $2.2B Largest financial services holding company headquartered in Central Indiana 115 Banking Centers 4 *Excludes custody of $4.2 Billion, includes Assets Under Management of $4.0 Billion Illinois Branch Sale Pending sale of five Illinois branches expected to close in December of 2024.

Highlights

Third Quarter

Net Income & EPS[1]	ROA (Annualized)	ROE & ROTCE (Annualized)
$48.7 Million	1.07% ROA	7.16% ROE
$0.84 Per Share	1.34% PTPP ROA[2]	13.39% ROTCE[2]

- EPS of $0.95[1,2] when adjusted for the loss from repositioning of available for sale securities portfolio. Reported EPS of $0.84 compared to $0.94 in 3Q23.
- Strong earnings growth; PPNR growth over linked quarter and 3Q23
- Achieved positive operating leverage over 3Q23; Efficiency Ratio of 53.76%
- Grew net income and margin
- Strong capital position with tangible common equity ratio of 8.76%
- Announced sale of five Illinois branches and certain loans and deposits resulting in an exit from the suburban Chicago market

Year-to-Date

Net Income & EPS[1]	ROA (Annualized)	ROE & ROTCE (Annualized)
$135.6 Million	0.99% ROA	8.10% ROE
$2.31 Per Share	1.38% PTPP ROA[2]	12.64% ROTCE[2]

- EPS of $2.48[1,2] when adjusted for the loss from repositioning of available for sale securities portfolio and non-core expenses. Reported EPS of $2.31 compared to $3.03 in 3Q23.
- Annualized loan growth of 1.9%
- Repurchased 1,481,565 shares totaling ~$50 million; redeemed $65 million of sub debt
- Completed four major technology initiatives

First Merchants Corporation
Helping you prosper

[1]Net Income and EPS reported on a diluted basis and for common stockholders
[2]See "Non-GAAP Financial Information" for reconciliation

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Business Strategy 6 Full Spectrum of Debt Capital and Treasury Service Offerings Located in Prime Growth Markets Small Business & SBA Middle Market C&I Investment Real Estate Public Finance Sponsor Finance Full Spectrum of Consumer Deposit and Lending Offerings Supported by: Talented, Customer Service Oriented Banking Center and Call Center Professionals Competitive Digital Solutions ▪ Deposit and CRM ▪ Online Banking ▪ Mobile Banking Diverse Locations in Stable Rural and Growth Metro Markets Comprehensive and coordinated approach to personal wealth management Expertise in: Investment Management Private Banking Fiduciary Estate Financial Planning Strengthen commercial relationships with personal services for executives/owners and retirement plan services for companies Partner with consumer to offer personal investment advice through First Merchants Investment Services Offering a full suite of mortgage solutions to assist with purchase, construction, renovation, and home finance Strengthen existing Commercial, Consumer and Private Wealth relationships Create new household relationships Support underserved borrowers and neighborhoods Deliver solutions through a personalized, efficient, and scalable model Commercial Banking Private Wealth Advisors Consumer Banking Mortgage Banking Asset Based Lending Syndications Treasury Management Services Merchant Processing Services

Business Highlights - Loans


Michigan
Monroe MSA Rank: 1
Detroit MSA Rank: 9
Deposits: $2.7B
Loans: $2.8B
Northeast Indiana
Muncie MSA Rank: 1
Ft Wayne MSA Rank: 4
Deposits: $4.5B
Loans: $2.0B
Northwest Indiana
Lake County Rank: 4
Lafayette MSA Rank: 2
Deposits: $3.0B
Loans: $2.2B
Columbus
Columbus MSA Rank: 14
Deposits: $0.7B
Loans: $1.4B
Indianapolis
Indianapolis MSA Rank: 8
Deposits: $3.5B
Loans: $4.3B

MSA and County ranking data per FDIC
[1]Commercial includes Municipal deposits and Consumer includes Private Wealth and Mortgage
[2]Adjusted for $287.7 million of deposits reclassified to held for sale

Loan Growth Summary

	3Q24 Balance ($B)	Growth
Commercial	9.6	-0.2%
Consumer	3.0	1.5%
Total Loan Growth QTD		0.5%
Total Loan Growth YTD		1.9%

Commercial

- Commercial loan growth softened during the 3rd quarter:
  - C&I annualized growth was 1% or ~$18 million
  - IRE annualized decline was 5.5% or ~$22 million
- YTD Commercial loan growth was 1.5% or ~$108 million
  - YTD C&I growth was 4.3% or ~$250 million
- Commercial pipelines strengthened from prior quarter end for both C&I and IRE. The combined pipeline was at a 12-month high.

Consumer

- Consumer loan growth continued during the 3rd quarter:
  - Small Business and Private Banking annualized growth was 9.3% or ~$18 million
  - Residential Mortgage declined 1.4% or ~$7.5 million
- YTD Consumer loan growth was 3.7% or ~$80 million
- Consumer pipeline remained strong at quarter end for Small Business, Private Wealth and Mortgage.

First Merchants Corporation
Helping you prosper

7

Deposit Growth Summary 1,2 Business Highlights - Deposits 8 Indianapolis Indianapolis MSA Rank: 8 Deposits: $3.5B Loans: $4.3B Columbus Columbus MSA Rank: 14 Deposits: $0.7B Loans: $1.4B Northwest Indiana Lake County Rank: 4 Lafayette MSA Rank: 2 Deposits: $3.0B Loans: $2.2B Northeast Indiana Muncie MSA Rank: 1 Ft Wayne MSA Rank: 4 Deposits: $4.5B Loans: $2.0B Michigan Monroe MSA Rank: 1 Detroit MSA Rank: 9 Deposits: $2.7B Loans: $2.8B MSA and County ranking data per FDIC 1Commercial includes Municipal deposits and Consumer includes Private Wealth and Mortgage 2Adjusted for $287.7 million of deposits reclassified to held for sale ▪ Commercial deposit growth excluding public funds strengthened during the 3rd quarter: ▪ Non-Public Funds annualized growth was 23.0% or ~$255 million ▪ Public Funds annualized decline was 25.3% or ~$172 million ▪ Commercial deposits grew by 1.0% or ~$35 million YTD excluding a $204 million decline in Public Fund balances 3Q24 Balance ($B) Growth Commercial 7.2 4.7% Consumer 6.2 -11.0% Total Deposit Growth QTD 2.3% Total Deposit Growth YTD -1.5% Commercial Consumer ▪ Consumer deposits declined during the quarter driven by declines in time deposits ▪ ~50% of the time deposit portfolio matures in 4Q and will reprice at lower rates

Third Quarter Financial Results

($M except per share data)

		For the Three Months Ended,						
		9/30/23	12/31/23	3/31/24	6/30/24	9/30/24	Variance Linked Quarter	% Variance Linked QTR-Annualized
	Balance Sheet & Asset Quality							
1.	Total Assets	$18,078.3	$18,309.5	$18,317.8	$18,303.4	$18,347.6	$44.1	1.0%
2.	Total Loans	12,302.4	12,505.0	12,480.7	12,671.9	12,687.5	15.5	0.5%
3.	Investments	3,713.7	3,811.4	3,783.6	3,753.1	3,662.1	(90.9)	-9.7%
4.	Deposits	14,646.6	14,821.5	14,884.6	14,569.1	14,365.1	(204.0)	-5.6%
5.	Total Equity	2,092.6	2,247.7	2,224.8	2,212.5	2,302.4	89.8	16.2%
6.	TCE Ratio	7.65%	8.40%	8.32%	8.27%	8.76%	0.49%	
7.	Total RBC Ratio	13.66	13.67	13.34	12.95	13.18	0.23	
8.	ACL / Loans	1.67	1.64	1.64	1.50	1.48	-0.02	
9.	NCOs / Avg Loans	0.66	0.10	0.07	1.26	0.21	-1.05	
10.	NPAs + 90PD / Assets	0.33	0.32	0.38	0.37	0.43	0.06	
	Summary Income Statement							
11.	Net Interest Income	$133.4	$130.1	$127.1	$128.6	$131.1	$2.5	1.9%
12.	Provision for Credit Losses	2.0	1.5	2.0	24.5	5.0	(19.5)	
13.	Noninterest Income	27.8	26.4	26.6	31.3	24.9	(6.4)	-20.4%
14.	Noninterest Expense	93.8	108.1	96.9	91.4	94.6	3.2	3.5%
15.	Pre-tax Income	65.4	46.9	54.8	44.0	56.4	12.4	28.2%
16.	Provision for Taxes	9.0	4.4	6.8	4.1	7.2	3.1	75.6%
17.	Net Income	56.4	42.5	48.0	39.9	49.2	9.3	23.3%
18.	Preferred Stock Dividends	0.5	0.5	0.5	0.5	0.5	0.0	
19.	Net Income Available to Common Stockholders	55.9	42.0	47.5	39.4	48.7	9.3	23.6%
20.	ROAA	1.24%	0.92%	1.04%	0.87%	1.07%	0.20%	
21.	ROAE	10.38	7.89	8.47	7.16	8.66	1.50	
22.	ROTCE	16.54	12.75	13.21	11.29	13.39	2.10	
23.	Net Interest Margin	3.29	3.16	3.10	3.16	3.23	0.07	
24.	Efficiency Ratio	53.91	63.26	59.21	53.84	53.76	-0.08	
	Per Share							
25.	Earnings per Diluted Share	$0.94	$0.71	$0.80	$0.68	$0.84	$0.16	
26.	Tangible Book Value per Share	22.43	25.06	25.07	25.10	26.64	1.54	
27.	Dividend per Share	0.34	0.34	0.34	0.35	0.35	0.00	
28.	Dividend Payout Ratio	36.2%	47.9%	42.5%	51.5%	41.7%	-9.8%	

3Q24 Highlights

- **53.76% Efficiency Ratio**
- **Net interest income,** increased $2.5 million due to earning asset income growth outpacing funding costs
- **Noninterest income decreased $6.4 million** due to $9.1 million of realized losses on available for sale securities
- **Pre-Tax, Pre-Provision (PTPP) Earnings totaled $70.5 million.** PTPP ROA 1.54% and PTPP ROE was 12.52%[1]
- **TCE Ratio increased 0.49% to 8.76%** due to earnings growth and recapture of AOCI
- **$26.64 Tangible Book Value per share,** an increase of $1.54 from prior quarter

First Merchants Corporation
Helping you prosper

[1]See "Non-GAAP Financial Information" for reconciliation

9

Year-to-Date Financial Results

($M except per share data)	For the Nine Months Ended September 30, 2022	2023	2024	Variance YOY	% Variance YOY
Balance Sheet & Asset Quality					
1. Total Assets	$17,719.0	$17,996.6	$18,347.6	$350.9	1.9%
2. Total Loans	11,675.4	12,302.4	12,687.5	385.1	3.1%
3. Investments	4,294.8	3,713.7	3,662.1	(51.6)	-1.4%
4. Deposits	14,434.8	14,646.6	14,365.1	(281.5)	-1.9%
5. Total Equity	1,906.7	2,092.6	2,302.4	209.7	10.0%
6. TCE Ratio	6.66%	7.69%	8.76%	1.07%	
7. Total RBC Ratio	12.84	13.66%	13.18	-0.48	
8. ALLL / Loans	1.94	1.67	1.48	-0.19	
9. NCOs / Avg Loans	-0.01	0.24	0.51	0.27	
10. NPAs + 90PD / Assets	0.29	0.33	0.43	0.10	
Summary Income Statement					
11. Net Interest Income	$371.2	$415.3	$386.7	($28.6)	-6.9%
12. Provision for Credit Losses	16.8	2.0	31.5	29.5	
13. Noninterest Income	83.8	79.2	82.8	3.7	4.6%
14. Noninterest Expense	266.0	280.2	283.0	2.8	1.0%
15. Pre-tax Income	172.3	212.3	155.1	(57.2)	-27.0%
16. Provision for Taxes	20.9	31.0	18.1	(13.0)	-41.8%
17. Net Income	151.3	181.3	137.1	(44.3)	-24.4%
18. Preferred Stock Dividends	0.9	1.4	1.4	0.0	
19. Net Income Available to Common Stockholders	150.4	179.9	135.6	(44.3)	-24.6%
20. ROAA	1.19%	1.33%	0.99%	-0.34%	
21. ROAE	10.14	11.28	8.10	-3.18	
22. ROTCE	16.22	18.10	12.64	-5.46	
23. Net Interest Margin	3.30	3.42	3.16	-0.26	
24. Efficiency Ratio	54.95	52.60	55.54	2.94	
Per Share					
25. Earnings per Diluted Share	$2.62	$3.03	$2.31	($0.72)	
26. Tangible Book Value per Share	19.26	22.43	26.64	4.21	
27. Dividend per Share	0.93	1.00	1.04	0.04	
28. Dividend Payout Ratio	35.5%	33.0%	45.0%	12.0%	

Year-to-Date Highlights

- **55.54% Efficiency Ratio**
- **Net interest income declined 6.9% from prior year** due to increased funding costs offsetting earning asset income growth
- **Pre-Tax, Pre-Provision (PTPP) Earnings totaled $199.3 million** PTPP ROA was 1.45% and PTPP ROE was 11.90%[1]
- **TCE Ratio increased to 8.76%,** an increase of 1.07% over prior year
- **Tangible Book Value per share totaled $26.64,** an increase of $4.21 over prior year

First Merchants Corporation
Helping you prosper

[1]See "Non-GAAP Financial Information" for reconciliation

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Municipal Bonds 56% Mortgage- Backed Securities 26% Collateralized Mortgage Obligations 5% U.S. Agencies 12% Corporate Obligations 1% ▪ Net unrealized AFS Loss of $189.2 million ($265.3M prior Q) ▪ Net unrealized HTM Loss of $286.0 million ($355.3M prior Q) Investment Portfolio Highlights 11 3Q24 Investment Portfolio Composition Yield on Investments (%) / Total Investments ($B) $3.7B Total Investment Portfolio Gains / LossesHighlights Realized Gains/Losses ▪ 3Q 2023 $1.7 million loss ▪ 4Q 2023 $2.3 million loss ▪ 1Q 2024 none ▪ 2Q 2024 none ▪ 3Q 2024 $9.1 million loss Unrealized Losses▪ Effective duration of 6 years ▪ Cash flow of $298 million in the next 12 months / ~2.28% yield ▪ AA rated municipal bond portfolio ▪ ~54% of portfolio classified as Held-to-Maturity ▪ Allowance for Credit Losses for Investments of $245,000 $3.7 $3.8 $3.8 $3.8 $3.7 2.55% 2.56% 2.58% 2.61% 2.63% 3Q23 4Q23 1Q24 2Q24 3Q24 Investments ($B) Yield on Investments (%)

Loan Portfolio Highlights 12 3Q24 Loan Composition Yield on Loans (%) / Total Loans ($B) $12.7B Total 3Q24 Portfolio by Yield Type Highlights Total loan rate mix as of 3Q24 • $8.7 billion variable rate • $4.0 billion fixed rate ▪ Portfolio composition is ~75% Commercial oriented ▪ Total loan yield of 6.86% ▪ New/renewed loan yields averaged 7.70% for the quarter $0.9 $0.7 $0.7$0.4$0.7$0.7 Commercial & Industrial 31.8% Commercial Real Estate Owner-Occupied 9.1% Commercial Real Estate Non-Owner Occupied 17.8% Construction Land & Land Development 6.4% Agricultural Land & Production 1.9% Public Finance/Other Commercial 7.7% Residential Mortgage 18.9% Home Equity 5.1% Other Consumer 1.3% Fixed Rate 32% Prime-Based 12% Other Variable Rates 9% SOFR-Based 47% $12.3 $12.5 $12.5 $12.7 $12.7 6.58% 6.71% 6.68% 6.72% 6.86% 3Q23 4Q23 1Q24 2Q24 3Q24 Total Loans ($B) Yield on Loans (%)

$223,277 $204,934 $187,828 $7,300 $31,500 $25,643 $48,606 ACL - Loans 12/31/2022 Net Charge- offs 2023 Provision Exp. 2023 ACL - Loans 12/31/2023 Net Charge- offs 2024 YTD Provision Exp. 2024 YTD ACL - Loans 9/30/2024 Increase Decrease Allowance for Credit Losses - Loans 13 3Q24 Allowance for Credit Losses - Loans Highlights ▪ $5.0 million Q3 provision expense ▪ The reserve for unfunded commitments totals $19.5 million and is recorded in Other Liabilities ▪ The remaining fair value accretion on acquired loans is $18.8 million inclusive of credit and interest rate marks Change in ACL – Loans $205.8 $204.9 $204.7 $189.5 $187.8 1.67% 1.64% 1.64% 1.50% 1.48% 3Q23 4Q23 1Q24 2Q24 3Q24 Allowance Allowance to Loans

Deposit Portfolio Highlights 14 3Q24 Deposit Composition Highlights $14.4B Total 1Total brokered deposits of $838 million, which includes brokered CDs of $304 million 2Defined as total deposits less time deposits > $100k Cost of Total Deposits (%) / Total Deposits ($B) ▪ Strong core deposit base • 89% core deposits2 • 16% noninterest bearing • 37% yield 5 bps or less ▪ Rate paid on interest-bearing deposits increased slightly to 3.20% ▪ Insured 68.9% / Uninsured 31.1% ▪ Average deposit account balance of $34,000 1 Demand Deposits 53% Savings Deposits 30% Certificates & Time Deposits > $100k 9% Certificates & Time Deposits < $100k 6% Brokered Certificates of Deposits 2% $14.6 $14.8 $14.9 $14.6 $14.4 2.32% 2.58% 2.64% 2.66% 2.69% 3Q23 4Q23 1Q24 2Q24 3Q24 Total Deposits ($B) Cost of Total Deposits (%)

Net Interest Margin 15 $105.1$97.1 $97.3 $105.1 $107.0$97.8 $107.0 $97.3 $105.1 $110.0$109.2 $107.0 $105.1 $109.2 $110.0 $106.9 1Adjusted for Fair Value Accretion 3Q23 4Q23 1Q24 2Q24 3Q24 1. Net Interest Income - FTE ($millions) 139.3$ 135.9$ 132.9$ 134.4$ 137.0$ 2. Fair Value Accretion 2.0$ 1.7$ 1.4$ 1.5$ 1.4$ 3. Adjusted Net Interest Income - FTE1 137.3$ 134.2$ 131.5$ 132.9$ 135.6$ 4. Tax Equivalent Yield on Earning Assets 5.55% 5.64% 5.65% 5.69% 5.82% 5. Interest Expense/Average Earning Assets 2.26% 2.48% 2.55% 2.53% 2.59% 6. Net Interest Margin 3.29% 3.16% 3.10% 3.16% 3.23% 7. Fair Value Accretion Effect 0.05% 0.04% 0.03% 0.03% 0.04% 8. Adjusted Net Interest Margin1 3.24% 3.12% 3.07% 3.13% 3.19% $139.3 $135.9 $132.9 $134.4 $137.0 3.29% 3.16% 3.10% 3.16% 3.23% 3Q23 4Q23 1Q24 2Q24 3Q24 Net Interest Income - FTE ($millions) Net Interest Margin

Wealth Management $8.5 20% Gain on Sale of Loans $6.8 16% Service Charges $8.4 19% Card Payment Fees $5.1 12% Gain (Loss) on Sale of Securities ($9.1) -21% Derivative Hedge Fees $0.7 2%BOLI $2.8 6% Other Customer Fees $0.3 1% Other $1.4 3% Noninterest Income Highlights 16 3Q24 Noninterest Income Detail ($M) $24.9M Total Noninterest Income Trends Fee Income / Revenue Highlights ▪ Customer-related fees totaling $29.8 million for 3Q24, increased $2.0 million from 2Q24 driven by higher gains on the sales of mortgage loans ▪ Non-customer related fees decreased $8.4 million from prior quarter primarily due to $9.1 million in net realized losses on sales of available for sale securities 16.6% 16.3% 16.7% 18.9% 15.4% Customer-Related Fees ($M) $7.4 $8.2 $8.2 $8.8 $8.5 $5.5 $4.1 $3.3 $5.1 $6.8 $8.0 $7.7 $7.9 $8.2 $8.4 $4.7 $4.4 $4.5 $4.7 $5.1 $0.9 $1.3 $0.6 $1.0 $1.0 $26.5 $25.7 $24.5 $27.8 $29.8 3Q23 4Q23 1Q24 2Q24 3Q24 Wealth Management Gain on Sale of Loans Service Charges Card Payment Fees Other Customer Fees

53.91% 63.26% 59.21% 53.84% 53.76% Noninterest Expense Highlights 17 3Q24 Noninterest Expense Detail $94.6M Total Noninterest Expense Trends ($M) Efficiency Ratio Highlights ▪ Increase from Q2 driven by a $3.0 million increase in salaries and benefits mainly driven by higher incentives 14Q23 & 1Q24 Efficiency Ratio excluding non-core expenses, see “Non-GAAP Financial Information” for reconciliation 55.56%1 57.03%1 Salary & Benefits $55.2 58% Premises & Equipment $13.9 15% Outside Data Processing $7.2 8% Professional & Other Outside Services $3.0 3% Intangible Asset Amortization $1.8 2%Marketing $1.8 2% FDIC Expense $3.7 4% Other $8.0 8% $55.6 $60.9 $58.3 $52.2 $55.2 $12.5 $15.2 $13.5 $13.3 $13.9 $6.6 $5.9 $6.9 $7.1 $7.2 $19.2 $26.1 $18.2 $18.8 $18.3 $93.9M $108.1M $96.9M $91.4M $94.6M 3Q23 4Q23 1Q24 2Q24 3Q24 Salary & Benefits Premises & Equipment Outside Data Processing Other

Capital Ratios 18 Tangible Common Equity Ratio Common Equity Tier 1 Ratio Total Risk-Based Capital Ratio 9.31% 9.31% 9.57% 9.31% 9.65%9.57%9.31% 9.57% 9.65% 9.04% ▪ Capital ratios reflect $65 million of sub debt redemption and $50 million of stock buyback YTD ▪ TCE increase due to strong earnings and securities valuation recapture in AOCI Highlights 7.65% 8.40% 8.32% 8.27% 8.76% 3Q23 4Q23 1Q24 2Q24 3Q24 TCE Ratio Target TCE (8.00%) 11.26% 11.35% 11.25% 11.02% 11.25% 3Q23 4Q23 1Q24 2Q24 3Q24 CET 1 Ratio Target CET1 Ratio (10.00%) 13.66% 13.67% 13.34% 12.95% 13.18% 3Q23 4Q23 1Q24 2Q24 3Q24 TRBC Ratio Target TRBC Ratio (12.50%)

3Q24 Highlights Loan Portfolio 19 Geography Loan Portfolio Trends ($M) Strong C&I loan demand. Higher rates moderating investment real estate activity ▪ C&I and CRE OO up $73.4 million ▪ CRE NOO & Construction down $78.3 million Real Estate Concentration Levels: ▪ CRE Construction: 42.7% / 100% ▪ CRE Total: 160.8% / 300% Year Over Year Highlights Loan growth of $385.1 million or 3.1% ▪ Balanced commercial loan growth - $258.8 million • C&I – Regional Banking - $538.9 million • C&I - Sponsor Finance - $12.1 million • Public Finance - $15.2 million ▪ Total Resi Mtg & Cons. - $126.8 million • Mortgage growth of $111.2 million, primarily from portfolio ARMs 83.4% of borrowers within four state Midwest geography

Loan Portfolio Insights

Commercial

C&I



Manufacturing 21.1%
Finance & Insurance 11.3%
Other Admin Services 11.0%
Wholesale Trade 10.8%
Retail Trade 7.6%
Professional Service 6.4%
Construction 4.1%
Specialty Trade 4.0%
Transp./Warehouse 3.9%
Restaurant 3.0%
Top Industries
% of C&I loans

C&I Includes commercial and industrial, sponsor and owner-occupied real estate loans

- Line utilization 3Q24 at 45.0% from 45.3% 2Q24
- Shared National Credits:
  - $886.7 million to 79 Borrowers, $11.2 million average balance
  - Top borrowers in Wholesale Trade, Agriculture, Finance & Insurance, and Rental and Leasing
- $53.9 million of SBA guaranteed loans

C&I - Sponsor Finance

- $840.6 million to 89 companies, top borrowers in Construction, Rental and Leasing, Finance and Insurance, Manufacturing, and Other Admin/Prof. Services
- Senior Debt/Adj. EBITDA < 3.0X ~ 81.3%
- Total Debt/Adj. EBITDA < 4.0X ~ 80.3%
- FCCR > 1.50X ~ 65.6%
- ~5.0% Classified (as a % of portfolio)

Construction Finance

- $144.9 million Resi Real Estate Construction
- $669.8 million CRE Construction[3]

($M)	Balance	Commit.	% CRE Construction[3]	Commit. QoQ $ Change
Multi-Family	$ 453	$ 884	67.6%	$ 17
Self Storage	$ 43	$ 61	6.5%	$ (33)
Land/Land dev	$ 36	$ 40	5.3%	$ (3)
Office-Medical	$ 14	$ 15	2.1%	$ 7
Office-General	$ 6	$ 20	0.9%	$ (2.8)

Mortgage & Consumer

Home Equity / Other Consumer

- > 95.7% of $692.9 million in consumer loans had a credit score exceeding 669 at origination[1]

Residential Mortgage

- $262 million residential mortgage secured, related to commercial loan relationships
- $2.0 billion residential mortgage loans
  - > 91% of $1.8 billion in residential portfolio loans had a credit score at origination exceeding 669[2]

First Merchants Corporation
Helping you prosper

[1]Excludes ~14% of loans where origination data is unavailable
[2]Excludes ~14% of residential loans where origination data is unavailable
[3]Includes Construction, Land, & Land Development

20

Office - Maturities Loan Portfolio Insights (continued) 21 Total Loans $12.7 Billion Commercial Real Estate (Non-Owner Occupied) ($M) Office (Non-Owner Occupied) ($M) ▪ Top 10 loans are 48.9% of total office with WALTV of ~63.7% at origination ▪ Largest NOO Office $25.0 million, medical office, 67.2% LTV ▪ 2nd largest $24.7 million, 40% owner occupied Office Maturities $260.4 Million Office % Total Loans Non-Office CRE (NOO), 15.7% Office CRE 2.1% <= 1yr. 14.4% 1-3 yrs. 28.7% 3-5 yrs. 31.9% Over 5 yrs. 25.0% Multi-Family Industrial Retail Office Warehouse / Storage Nursing Homes Other Total CRE (NOO) Balance: 642.0$ 346.7$ 334.7$ 260.4$ 241.6$ 123.3$ 305.1$ 2,254$ Commitment: 672.6$ 360.9$ 338.3$ 263.7$ 245.8$ 124.8$ 327.3$ 2,333$ # of loans: 452 461 286 185 101 13 117 1,615 % of Total Loans: 5.1% 2.7% 2.6% 2.1% 1.9% 1.0% 2.4% 17.8% Average Loan Balance: 1.4$ 0.8$ 1.2$ 1.4$ 2.4$ 9.5$ 2.6$ 1.4$ Top 10 - Avg. Loan Com: 16.5$ 8.6$ 8.6$ 12.8$ 13.9$ 12.5$ 24.5$ 24.5$

Asset Quality 22 Asset Quality Trends ($M) Highlights 3Q23 4Q23 1Q24 2Q24 3Q24 1. Non-Accrual Loans 53.1$ 53.6$ 62.5$ 61.9$ 59.1$ 2. Other Real Estate 6.5 4.8 4.9 4.8 5.2 3. 90PD Loans 0.1 0.2 2.8 1.7 14.1 4. NPAs + 90PD 59.7$ 58.6$ 70.2$ 68.4$ 78.4$ 5. NPAs + 90PD/Loans and ORE 0.49% 0.47% 0.56% 0.54% 0.62% 6. Classified Loans 232.2$ 242.8$ 279.4$ 296.6$ 370.9$ 7. Classified Loans/Loans 1.89% 1.94% 2.24% 2.34% 2.92% 8. Net Charge-offs (QTD) 20.4$ 3.1$ 2.3$ 39.6$ 6.7$ 9. QTD NCO/Avg. Loans (Annualized) 0.66% 0.10% 0.07% 1.26% 0.21% Non-Accruals: ▪ Largest: Hospitality, Nursing Care Facilities, Manufacturing ▪ Non-accrual loans down $2.8 million ▪ NPAs + 90 days end quarter at $78.4 million or 62 basis points ▪ $13 million matured 90 day past due relationship renewed following Q end and is accruing and current Charge-offs: ▪ $5.6 million of $6.7 million charge-offs a result of additional loss related to prior quarter charge-off of trucking company relationship. Liquidation substantially complete by end of 4Q.

Nonperforming Assets 23 Nonperforming Assets Roll Forward ($M) 3Q24 Highlights Non-Accrual Migration: ▪ New non-accruals down from 1st and 2nd quarter to $13.2 million ▪ $5.6 million of $7.6 million gross charge-off a result of additional loss related to prior quarter charge-off of trucking company relationship ▪ NPAs and 90+ days past due up $10 million but flat with renewal of matured relationship

Track Record of Shareholder Value 24 10-Year Total Return (2013-2023) Earnings per Share Tangible Book Value per Share Dividends per Share CAGR 2013-2023: 10.2% CAGR 2013-2023: 7.5% Adjusted CAGR1 8.7% Return on Tangible Common Equity 1Tangible book value per share excluding unrealized gain/loss in available for sale securities. CAGR 2013-2023: 22.2% 1 215% 191% FRME S&P BMI US Bank $1.41 $1.65 $1.72 $1.98 $2.12 $3.22 $3.19 $2.74 $3.81 $3.81 $3.73 $2.31 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 YTD'24 $0.18 $0.29 $0.41 $0.54 $0.69 $0.84 $1.00 $1.04 $1.13 $1.25 $1.34 $1.04 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 YTD'24 12.69% 12.94% 12.47% 13.26%13.29% 18.77% 15.81% 12.21% 16.17% 18.12% 16.76% 12.64% 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 YTD'24 $12.17 $13.65 $14.68 $15.85 $16.96 $19.12 $21.94 $24.27 $25.21 $21.45 $25.06 $26.64 $12.12 $13.27 $14.38 $15.83 $16.78 $19.24 $21.24 $22.64 $24.09 $25.42 $27.98 $29.21 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 YTD'24 TBVPS TBVPS Without AFS OCI

$5.4 $5.8 $6.8 $7.2 $9.4 $9.9 $12.5 $14.1 $15.5 $17.9 $18.3 $18.3 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 3Q24 History of Organic and Whole Bank Acquisition Growth 25 Total Assets ($B) Growth Through Acquisition ✓ Experienced Acquirer ✓ Expanded in Current High-Growth Markets ✓ Extended into Additional High-Growth Markets ✓ Added to Franchise with Stable Deposit Gathering Markets 2000 Decatur Bank & Trust 2001 Frances Slocum Bank & Trust 2002 Lafayette Bank & Trust 2003 Commerce National Bank 2008 Lincoln Bank 2012 Shelby County Bank 2013 Citizens Financial Bank 2014 Community Bank 2015 Cooper State Bank Ameriana Bank 2017 Arlington Bank iAB Financial Bank 2019 Monroe Bank & Trust 2022 (Closed April 1, 2022)

Vision for the Future 26 Our Vision: To enhance the financial wellness of the diverse communities we serve. To be the most attentive, knowledgeable, and high-performing bank for our clients, teammates, and shareholders. We are a collection of dynamic colleagues with diverse experiences and perspectives who share a passion for positively impacting lives. We are genuinely committed to attracting and engaging teammates of diverse backgrounds. We believe in the power of inclusion and belonging. ▪ Drive engagement through inclusivity, teamwork, performance management, career development, rewards, and work-life balance ▪ Produce organic growth across all lines of business and markets through focused, data- driven, industry-leading client acquisition, expansion, and retention activities ▪ Continued investment in the digitization of our delivery channels to simplify the client experience ▪ Maintain top-quartile financial results supported by industry-leading governance, risk, and compliance practices to ensure long-term sustainability ▪ Continue to leverage our core competency in acquisitions to enhance growth, efficiency, and high performance ▪ Cultivate a high-quality shareholder base that values our stakeholder-centric business model Strategic Imperatives: Our Mission: Our Team:

27 APPENDIX

Non-GAAP

ADJUSTED NET INCOME AND DILUTED EARNINGS PER COMMON SHARE

(Dollars in Thousands, Except Per Share Amounts)	3Q23	4Q23	1Q24	2Q24	3Q24	9/30/22 YTD	9/30/23 YTD	9/30/24 YTD
Net Income Available to Common Stockholders - GAAP	$ 55,898	$ 42,010	$ 47,472	$ 39,456	$ 48,719	$ 150,391	$ 179,901	$ 135,647
Adjustments:								
PPP loan income	(8)	(7)	-	-	-	(3,098)	(42)	-
Net realized losses/(gains) on sales of available for sale securitie	1,650	2,317	2	49	9,114	(1,137)	4,613	9,165
Acquisition-related expenses	-	-	-	-	-	16,118	-	-
Acquisition-related provision expense	-	-	-	-	-	16,755	-	-
Non-core expenses[1,2]	-	12,682	3,481	-	-	-	-	3,481
Tax on adjustments	(403)	(3,652)	(848)	(12)	(2,220)	(7,022)	(1,121)	(3,081)
Adjusted Net Income Available to Common Stockholders - NON-GAAP	$ 57,137	$ 53,350	$ 50,107	$ 39,493	$ 55,613	$ 172,007	$ 183,351	$ 145,212
Average Diluted Common Shares Outstanding	59,503	59,556	59,273	58,328	58,289	57,468	59,465	58,629
Diluted Earnings Per Common Share - GAAP	$ 0.94	$ 0.71	$ 0.80	$ 0.68	$ 0.84	$ 2.62	$ 3.03	$ 2.31
Adjustments:								
PPP loan income	-	-	-	-	-	(0.05)	-	-
Net realized losses/(gains) on sales of available for sale securitie	0.03	0.04	-	-	0.15	(0.02)	0.07	0.16
Acquisition-related expenses	-	-	-	-	-	0.27	-	-
Acquisition-related provision expense	-	-	-	-	-	0.30	-	-
Non-core expenses[1,2]	-	0.21	0.06	-	-	-	-	0.06
Tax on adjustments	(0.01)	(0.06)	(0.01)	-	(0.04)	(0.12)	(0.02)	(0.05)
Adjusted Diluted Earnings Per Common Share - NON-GAAP	$ 0.96	$ 0.90	$ 0.85	$ 0.68	$ 0.95	$ 3.00	$ 3.08	$ 2.48

[1]Non-core expenses in 4Q23 included $4.3 million from the FDIC special assessment, $6.3 million from early retirement and severance costs, and $2.1 million from a lease termination.
[2]Non-core expenses in 1Q24 included $1.1 million from the FDIC special assessment and $2.4 million from digital platform conversion costs.

First Merchants Corporation
Helping you prosper
28

Non-GAAP

PRE-TAX, PRE-PROVISION ("PTPP") EARNINGS, AS ADJUSTED

(Dollars in Thousands, Except Per Share Amounts)	3Q23	4Q23	1Q24	2Q24	3Q24	9/30/22 YTD	9/30/23 YTD	9/30/24 YTD
Net Interest Income (GAAP)	$ 133,383	$ 130,064	$ 127,063	$ 128,571	$ 131,110	$ 371,247	$ 415,337	$ 386,744
Other Income (GAAP)	27,842	26,443	26,638	31,334	24,866	83,790	79,158	82,838
Total Revenue	161,225	156,507	153,701	159,905	155,976	455,037	494,495	469,582
Less: Other Expenses (GAAP)	(93,854)	(108,103)	(96,935)	(91,412)	(94,628)	(266,016)	(280,167)	(282,977)
Add: Net Realized Losses on Sales of Available for Sale Securities	1,650	2,317	2	49	9,114	(1,137)	4,613	9,165
Add: Acquisition-Related Expenses (GAAP)	-	-	-	-	-	16,118	-	-
Add: Non-core Expenses[1,2] (non-GAAP)	-	12,682	3,481	-	-	-	-	3,481
Pre-Tax, Pre-Provision Earnings (non-GAAP)	$ 69,021	$ 63,403	$ 60,249	$ 68,542	$ 70,462	$ 204,002	$ 218,941	$ 199,251
Average Assets (GAAP)	$ 18,152,239	$ 18,397,200	$ 18,430,521	$ 18,332,159	$ 18,360,580	$ 17,012,930	$ 18,115,504	$ 18,374,370
Average Equity (GAAP)	$ 2,154,232	$ 2,130,993	$ 2,242,139	$ 2,203,361	$ 2,251,547	$ 1,977,299	$ 2,126,005	$ 2,232,419
PTPP/Average Assets (PTPP ROA)	1.52%	1.38%	1.31%	1.50%	1.54%	1.60%	1.61%	1.45%
PTPP/Average Equity (PTPP ROE)	12.82%	11.90%	10.75%	12.44%	12.52%	13.76%	13.73%	11.90%

[1]Non-core expenses in 4Q23 included $4.3 million from the FDIC special assessment, $6.3 million from early retirement and severance costs, and $2.1 million from a lease termination.
[2]Non-core expenses in 1Q24 included $1.1 million from the FDIC special assessment and $2.4 million from digital platform conversion costs.

First Merchants Corporation
Helping you prosper

29

Non-GAAP 30 NET INTEREST MARGIN ("NIM"), ADJUSTED 3Q23 4Q23 1Q24 2Q24 3Q24 9/30/22 YTD 9/30/23 YTD 9/30/24 YTD (Dollars in Thousands, Except Per Share Amounts) Net Interest Income (GAAP) 133,383$ 130,063$ 127,063$ 128,571$ 131,110$ 371,247$ 415,337$ 386,744$ Fully Taxable Equivalent ("FTE") Adjustment 5,911 5,853 5,795 5,859 5,883 18,220 18,090 17,538 Net Interest Income (FTE) (non-GAAP) 139,294 135,916 132,858 134,430 136,993 389,467 433,427 404,282 Average Earning Assets (GAAP) 16,947,669$ 17,222,714$ 17,123,851$ 17,013,984$ 16,990,358$ 15,744,040$ 16,913,965$ 17,042,540$ Net Interest Margin (GAAP) 3.15% 3.02% 2.97% 3.02% 3.09% 3.14% 3.27% 3.03% Net Interest Margin (FTE) (non-GAAP) 3.29% 3.16% 3.10% 3.16% 3.23% 3.30% 3.42% 3.16%

Non-GAAP

EFFICIENCY RATIO (dollars in thousands):	3Q23	4Q23	1Q24	2Q24	3Q24	3Q22 YTD	3Q23 YTD	3Q24 YTD
Non Interest Expense (GAAP)	$ 93,854	$ 108,103	$ 96,935	$ 91,413	$ 94,629	$ 266,016	$ 280,167	282,977
Less: Intangible Asset Amortization	(2,182)	(2,182)	(1,957)	(1,771)	(1,772)	(5,972)	$ (6,561)	(5,500)
Less: OREO and Foreclosure Expenses	(677)	(1,743)	(534)	(373)	(942)	(626)	$ (1,575)	(1,849)
Adjusted Non Interest Expense (non-GAAP)	90,995	104,178	94,444	89,269	91,915	259,418	272,031	275,628
Net Interest Income (GAAP)	133,383	130,063	127,063	128,571	131,110	371,247	415,337	386,744
Plus: Fully Taxable Equivalent Adjustment	5,911	5,853	5,795	5,859	5,883	18,220	18,090	17,538
Net Interest Income on a Fully Taxable Equivalent Basis (non-GAAP)	139,294	135,916	132,858	134,430	136,993	389,467	433,427	404,282
Non Interest Income (GAAP)	27,842	26,444	26,638	31,334	24,866	83,791	79,158	82,838
Less: Investment Securities (Gains) Losses	1,650	2,317	2	49	9,114	(1,137)	4,613	9,165
Adjusted Non Interest Income (non-GAAP)	29,492	28,761	26,640	31,383	33,980	82,654	83,771	92,003
Adjusted Revenue (non-GAAP)	168,786	164,677	159,498	165,813	170,973	472,121	517,198	496,285
Efficiency Ratio (non-GAAP)	**53.91%**	**63.26%**	**59.21%**	**53.84%**	**53.76%**	**54.95%**	**52.60%**	**55.54%**
Adjusted Non Interest Expense (non-GAAP)	90,995	104,178	94,444	89,269	91,915	259,418	272,031	275,628
Acquisition-related expenses	-	-	-	-	-	(16,118)	-	-
Non-core expenses[1,2]	-	(12,682)	(3,481)	-	-	-	-	(3,481)
Adjusted Non Interest Expense Excluding Non-Core Expenses (non-GAAP)	90,995	91,496	90,963	89,269	91,915	243,300	272,031	272,147
Efficiency Ratio Excluding Non-Core Expenses (non-GAAP)	**53.91%**	**55.56%**	**57.03%**	**53.84%**	**53.76%**	**51.53%**	**52.60%**	**54.84%**

[1]Non-core expenses in 4Q23 included $4.3 million from the FDIC special assessment, $6.3 million from early retirement and severance costs, and $2.1 million from a lease termination.
[2]Non-core expenses in 1Q24 included $1.1 million from the FDIC special assessment and $2.4 million from digital platform conversion costs.

First Merchants Corporation
Helping you prosper
31

Non-GAAP

CAPITAL RATIOS (dollars in thousands):

		3Q22		3Q23		4Q23		1Q24		2Q24		3Q24
Total Risk-Based Capital Ratio (dollars in thousands)												
Total Stockholders' Equity (GAAP)		1,906,666		2,092,644		2,247,713		2,224,803		2,212,525		2,302,373
Adjust for Accumulated Other Comprehensive (Income) Loss[1]		314,089		307,270		175,970		198,029		211,979		151,825
Less: Preferred Stock		(25,125)		(25,125)		(25,125)		(25,125)		(25,125)		(25,125)
Add: Qualifying Capital Securities		25,000		25,000		25,000		25,000		25,000		25,000
Less: Tier 1 Capital Deductions		-		-		-		-		-		-
Less: Disallowed Goodwill and Intangible Assets		(740,780)		(732,903)		(731,315)		(729,734)		(728,321)		(726,907)
Less: Disallowed Deferred Tax Assets		(1,267)		(192)		(131)		(340)		(282)		(257)
Add: Modified CECL Transition Amount		23,028		11,514		11,514		-		-		-
Total Tier 1 Capital (Regulatory)	$	1,501,611	$	1,678,208	$	1,703,626	$	1,692,633	$	1,695,776	$	1,726,909
Qualifying Subordinated Debentures		143,089		143,147		132,174		98,176		78,236		78,205
Allowance for Loan Losses includible in Tier 2 Capital		178,490		184,046		185,324		185,639		189,697		189,366
Total Risk-Based Capital (Regulatory)	$	1,823,190	$	2,005,401	$	2,021,124	$	1,976,448	$	1,963,709	$	1,994,480
Net Risk-Weighted Assets (Regulatory)	$	14,196,430	$	14,683,329	$	14,787,474	$	14,818,838	$	15,161,104	$	15,132,640
Total Risk-Based Capital Ratio (Regulatory)		**12.84%**		**13.66%**		**13.67%**		**13.34%**		**12.95%**		**13.18%**
Common Equity Tier 1 Capital Ratio												
Total Tier 1 Capital (Regulatory)	$	1,501,611	$	1,678,208	$	1,703,626	$	1,692,633	$	1,695,776	$	1,726,909
Less: Qualified Capital Securities		(25,000)		(25,000)		(25,000)		(25,000)		(25,000)		(25,000)
Add: Additional Tier 1 Capital Deductions		-		-		-		-		-		-
Common Equity Tier 1 Capital (Regulatory)	$	1,476,611	$	1,653,208	$	1,678,626	$	1,667,633	$	1,670,776	$	1,701,909
Net Risk-Weighted Assets (Regulatory)	$	14,196,430	$	14,683,329	$	14,787,474	$	14,818,838	$	15,161,104	$	15,132,640
Common Equity Tier 1 Capital Ratio (Regulatory)		**10.40%**		**11.26%**		**11.35%**		**11.25%**		**11.02%**		**11.25%**

[1] Includes net unrealized gains or losses on securities available for sale, net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.

First Merchants Corporation
Helping you prosper

32

Non-GAAP

Tangible Common Equity Ratio (dollars in thousands)	3Q22	3Q23	4Q23	1Q24	2Q24	3Q24
Total Stockholders' Equity (GAAP)	$ 1,906,666	$ 2,092,644	$ 2,247,713	$ 2,224,803	$ 2,212,525	$ 2,302,373
Less: Preferred Stock	(25,125)	(25,125)	(25,125)	(25,125)	(25,125)	(25,125)
Less: Intangible Assets	(750,713)	(741,283)	(739,101)	(737,144)	(735,373)	(733,601)
Tangible Common Equity (non-GAAP)	$ 1,130,828	$ 1,326,236	$ 1,483,487	$ 1,462,534	$ 1,452,027	$ 1,543,647
Total Assets (GAAP)	$ 17,718,985	$ 18,078,263	$ 18,405,887	$ 18,317,803	$ 18,303,423	$ 18,347,552
Less: Intangible Assets	(750,713)	(741,283)	(739,101)	(737,144)	(735,373)	(733,601)
Tangible Assets (non-GAAP)	$ 16,968,272	$ 17,336,980	$ 17,666,786	$ 17,580,659	$ 17,568,050	$ 17,613,951
Tangible Common Equity Ratio (non-GAAP)	**6.66%**	**7.65%**	**8.40%**	**8.32%**	**8.27%**	**8.76%**

Tangible Common Equity Per Share	4Q13	4Q14	4Q15	4Q16	4Q17	4Q18	4Q19	4Q20
Total Stockholders' Equity (GAAP)	$ 634,923	$ 726,827	$ 850,509	$ 901,657	$ 1,303,463	$ 1,408,260	$ 1,786,437	$ 1,875,645
Less: Preferred Stock	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)
Less: Intangible Assets	(202,767)	(218,755)	(259,764)	(258,866)	(476,503)	(469,784)	(578,881)	(572,893)
Tax Benefit	4,973	6,085	6,278	5,930	6,788	5,017	7,257	5,989
Tangible Common Equity, Net of Tax (non-GAAP)	$ 437,004	$ 514,032	$ 596,898	$ 648,596	$ 833,623	$ 943,368	$ 1,214,688	$ 1,308,616
Common Shares Outstanding	35,921,761	37,669,948	40,664,258	40,912,697	49,158,238	49,349,800	55,368,482	53,922,359
Tangible Common Equity per Share (non-GAAP)	**$ 12.17**	**$ 13.65**	**$ 14.68**	**$ 15.85**	**$ 16.96**	**$ 19.12**	**$ 21.94**	**$ 24.27**

Tangible Common Equity Per Share	4Q21	3Q22	4Q22	3Q23	4Q23	1Q24	2Q24	3Q24
Total Stockholders' Equity (GAAP)	$ 1,912,571	$ 1,906,666	$ 2,034,770	$ 2,092,644	$ 2,247,713	$ 2,224,803	$ 2,212,525	$ 2,302,373
Less: Preferred Stock	(125)	(25,125)	(25,125)	(25,125)	(25,125)	(25,125)	(25,125)	(25,125)
Less: Intangible Assets	(570,860)	(750,713)	(747,844)	(741,283)	(739,101)	(737,144)	(735,373)	(733,601)
Tax Benefit	4,875	8,197	7,702	6,290	5,819	5,398	5,020	4,642
Tangible Common Equity, Net of Tax (non-GAAP)	$ 1,346,461	$ 1,139,025	$ 1,269,503	$ 1,332,526	$ 1,489,306	$ 1,467,932	$ 1,457,047	$ 1,548,289
Common Shares Outstanding	53,410,411	59,145,414	59,170,583	59,398,022	59,424,122	58,564,819	58,045,653	58,117,115
Tangible Common Equity per Share (non-GAAP)	**$ 25.21**	**$ 19.26**	**$ 21.45**	**$ 22.43**	**$ 25.06**	**$ 25.07**	**$ 25.10**	**$ 26.64**

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Non-GAAP

Return on Tangible Common Equity	2013	2014	2015	2016	2017	2018	2019
Total Average Stockholders' Equity (GAAP)	$ 540,255	$ 675,295	$ 753,724	$ 884,664	$ 1,110,524	$ 1,343,861	$ 1,569,615
Less: Average Preferred Stock	(47,537)	(125)	(125)	(125)	(125)	(125)	(125)
Less: Average Intangible Assets, Net of Tax	(153,519)	(199,354)	(215,281)	(254,332)	(360,005)	(467,421)	(499,622)
Average Tangible Common Equity, Net of Tax (non-GAAP)	$ 339,199	$ 475,816	$ 538,318	$ 630,207	$ 750,394	$ 876,315	$ 1,069,868
Net Income Available to Common Stockholders (GAAP)	$ 42,150	$ 60,162	$ 65,384	$ 81,051	$ 96,070	$ 159,139	$ 164,460
Plus: Intangible Asset Amortization, Net of Tax	892	1,395	1,720	2,542	3,670	5,307	4,736
Tangible Net Income (non-GAAP)	$ 43,042	$ 61,557	$ 67,104	$ 83,593	$ 99,740	$ 164,446	$ 169,196
Return on Tangible Common Equity (non-GAAP)	**12.69%**	**12.94%**	**12.47%**	**13.26%**	**13.29%**	**18.77%**	**15.81%**

Return on Tangible Common Equity	2020	2021	2022 YTD	2022	3Q23	2023 YTD
Total Average Stockholders' Equity (GAAP)	$ 1,825,135	$ 1,866,632	$ 1,977,299	$ 1,972,445	$ 2,154,232	$ 2,126,005
Less: Average Preferred Stock	(125)	(125)	(16,792)	(18,875)	(25,125)	(25,125)
Less: Average Intangible Assets, Net of Tax	(569,377)	(567,512)	(685,707)	(699,803)	(735,787)	(737,476)
Average Tangible Common Equity, Net of Tax (non-GAAP)	$ 1,255,633	$ 1,298,995	$ 1,274,800	$ 1,253,767	$ 1,393,320	$ 1,363,404
Net Income Available to Common Stockholders (GAAP)	$ 148,600	$ 205,531	$ 150,391	$ 220,683	$ 55,898	$ 179,901
Plus: Intangible Asset Amortization, Net of Tax	4,730	4,540	4,718	6,537	1,724	5,182
Tangible Net Income (non-GAAP)	$ 153,330	$ 210,071	$ 155,109	$ 227,220	$ 57,622	$ 185,083
Return on Tangible Common Equity (non-GAAP)	**12.21%**	**16.17%**	**16.22%**	**18.12%**	**16.54%**	**18.10%**

Return on Tangible Common Equity	4Q23	2023	1Q24	2Q24	3Q24	2024 YTD
Total Average Stockholders' Equity (GAAP)	$ 2,130,993	$ 2,127,262	$ 2,242,139	$ 2,203,361	$ 2,251,547	$ 2,232,419
Less: Average Preferred Stock	(25,125)	(25,125)	(25,125)	(25,125)	(25,125)	(25,125)
Less: Average Intangible Assets, Net of Tax	(734,007)	(736,601)	(732,432)	(730,980)	(729,581)	(730,993)
Average Tangible Common Equity, Net of Tax (non-GAAP)	$ 1,371,861	$ 1,365,536	$ 1,484,582	$ 1,447,256	$ 1,496,841	$ 1,476,301
Net Income Available to Common Stockholders (GAAP)	$ 42,010	$ 221,911	$ 47,472	$ 39,456	$ 48,719	$ 135,647
Plus: Intangible Asset Amortization, Net of Tax	1,724	6,906	1,546	1,399	1,399	4,345
Tangible Net Income (non-GAAP)	$ 43,734	$ 228,817	$ 49,018	$ 40,855	$ 50,118	$ 139,992
Return on Tangible Common Equity (non-GAAP)	**12.75%**	**16.76%**	**13.21%**	**11.29%**	**13.39%**	**12.64%**

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